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                                                                     EXHIBIT 21



                               Subsidiaries of the Company


        As of March 19, 1999, the Company owned or controlled the following percentages of the capital stock of the corporations listed below:


                                          State or Country of
        Name of Corporation                  Incorporation             % Owned


Kollmorgen Overseas Development
    Corporation                               Delaware                   100

Proto-Power Corporation                       Delaware                   100

Kollmorgen Tandon (India)                     India                       51

Tianjin Kollmorgen Industrial                 Peoples' Republic
    Drives Corporation                        of China                    80

Artus Group                                   France                     100
        Kollmorgen Artus
        Societe Anonyme Cryla

Kollmorgen Seidel Servo Drives GmbH           Germany                   100

Kollmorgen Servotronix, Ltd.                  Israel                    100

Kollmorgen Magnedyne Corporation              Delaware                  100